UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2025

SCIENTURE HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39199	46-3673928
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification No.)

20 Austin Blvd.

Commack, NY 11725

(Address of principal executive offices)

(631) 670-6039

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 250.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common stock, par value $0.00001 per share	SCNX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreements.

On August 13, 2025, Scienture Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with several institutional investors to sell in a registered direct offering an aggregate of 3,225,000 shares (the “Shares”) of the Company’s common stock, par value $0.00001 per share at a per share price $1.20 (the “Offering”). The Offering closed on August 15, 2025 (the “Closing Date”). The gross proceeds to the Company from the Offering was approximately $3.87 million, before deducting the placement agent’s fees and other estimated offering expenses payable by the Company.

The offering of the Shares was made pursuant to a shelf registration statement on Form S-3 (File No. 333- 289198), which was originally filed by the Company with the Securities and Exchange Commission (the “Commission”) on August 1, 2025, and declared effective on August 8, 2025. The Company filed a prospectus supplement with the Commission in connection with the offer and sale of the Shares on August 13, 2025 (the “Prospectus Supplement”).

Pursuant to the Purchase Agreement, the Company agreed for a period of 15 days after the Closing Date to not (i) issue, enter into any agreement to issue, or announce the issuance or proposed issuance of any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock, or (ii) file any registration statement or amendment or supplement thereto unrelated to the transaction contemplated by the Purchase Agreement except for the filing of a registration statement on Form S-8 in connection with any employee benefit plan or the filing of a confidential draft registration statement to register shares of common stock issued to certain investors who entered into common stock purchase agreements with the Company between July 18, 2025 and August 11, 2025.

In connection with the transactions contemplated by the Purchase Agreement, the Company’s officers and directors entered into lock-up agreements (the “Lock-Up Agreements”). Pursuant to the Lock-Up Agreements, each of our officers and directors individually agreed, in part and subject to limited exceptions, not to offer, pledge, sell, contract to sell, transfer, or otherwise dispose of any shares of common stock or securities convertible into, or exchangeable or exercisable for, our common stock during a period ending 90 days after the date of the Prospectus Supplement.

The form of the Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing summary of the terms of this document is subject to, and qualified in its entirety by, the Purchase Agreement, which is incorporated herein by reference.

Placement Agency Agreement

On August 13, 2025, the Company entered into a placement agency agreement (the “Placement Agency Agreement”), with Maxim Group LLC, as sole placement agent (the “Placement Agent”), pursuant to which the Company engaged the Placement Agent as the exclusive placement agent in connection with the Offering. Pursuant to the Placement Agency Agreement, the Company agreed to pay the Placement Agent a cash fee equal to 7.0% of the aggregate gross proceeds received by the Company from the sale of the Shares in the Offering. The Company also agreed to reimburse the Placement Agent for certain expenses in an amount up to $50,000.

The representations, warranties and covenants contained in the Purchase Agreements and Placement Agency Agreement, respectively, were made solely for the benefit of the parties to the Purchase Agreements and Placement Agency Agreements respectively. In addition, such representations, warranties and covenants: (1) are intended as a way of allocating the risk between the parties to such agreements and not as statements of fact, and (2) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreements and Placement Agency Agreement are filed with this Current Report on Form 8-K only to provide investors with information regarding the terms of the transactions described herein, and not to provide investors with any other factual information regarding the Company. Information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreements or Placement Agency Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The form of Placement Agency Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K. The foregoing summary of the terms of this document is subject to, and qualified in its entirety by, the Placement Agency Agreement, which is incorporated herein by reference.

A copy of the legal opinion issued by Dykema Gossett PLLC, the Company’s legal counsel, relating to certain legal matters in connection with the Offering and the validity of the Shares offered by the Prospectus Supplement is filed as Exhibit 5.1 to this Current Report and incorporated by reference into the Prospectus Supplement.

Item 3.02	Unregistered Sales of Equity Securities.

As previously disclosed in the Current Report on Form 8-K filed by the Company on July 24, 2025, the Company’s board of directors previously approved an offering by the Company of shares of the Company’s Common Stock in an aggregate amount of up to $3,000,000 pursuant to a form of Common Stock Purchase Agreement (the “Common Stock Purchase Agreement”). Between July 18, 2025, and August 11, 2025, the Company entered into Common Stock Purchase Agreements with Blue Cap Ventures, LLC, Nimish Sheth, Jinal Sheth, Chintan Shah, Sandeep Gupta, Jayprakash Kothari, Puja Kothari Ajay Vale, and Bina Punit Thakrar and Punit C. Thakrar (collectively, the “Purchasers”), whereby the Purchasers purchased and the Company sold an aggregate of 1,110,060 shares of the Company’s common stock, for which the Company received aggregate gross proceeds of approximately $1.76 million.

As of the date of this Current Report on Form 8-K, the Company has terminated the offering of shares of its common stock pursuant to the form Purchase Agreement. The Company used the proceeds received from the transactions for working capital, capital expenditures, product development, and other general corporate purposes.

The shares of the Company’s common stock issued under the Purchase Agreements were sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

The form of Common Stock Purchase Agreement is filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Commission on August 12, 2025. The foregoing summary of the terms of the Common Stock Purchase Agreement is subject to, and qualified in its entirety by, the Common Stock Purchase Agreement, which is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On August 14, 2025, the Company issued a press release announcing the pricing of the Offering and other related information. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

5.1	Legal Opinion of Dykema Gossett PLLC

10.1	Form of Securities Purchase Agreement

10.2	Form of Placement Agency Agreement

99.1	Press Release, dated August 14, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIENTURE HOLDINGS, INC.

	By:	/s/ Narasimhan Mani
Narasimhan Mani
Co-Chief Executive Officer and President

August 15, 2024